Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-178505) and Form S-8 (Nos. 333-182062, 333-153239, 333-116532, 333-1400, 333-1402, 333-1404, 333-46301, 333-72299, 333-82175, 333-93867, 333-72301, 333-61038, 333-86102, 333-134504, 333-103701, and 333-168795) of ACE Limited of our report dated February 28, 2013 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 28, 2013